EXHIBIT 23.5


                             BAUM & COMPANY, P. A.
                          Certified Public Accountants
                        1515 University Drive, Suite 209
                          Coral Springs, Florida 33071
                                 (954) 752-1712

Cuidao Holding Corp.
2951 Simms Street
Hollywood, FL 33020-1510

RE: CUIDAO HOLDING CORP.

Dear Sir or Madam:

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated May 12, 2000, relating to the financial statements of Cuidao Holding Corp. for the year ended December 31, 1999 which are contained in this Prospectus.

We also consent to the reference to us under the captions "Selected Financial Data" and "Experts" in the Prospectus.


BAUM & COMPANY, P.A.

Coral Springs, Florida
______, 2000